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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
The DII Group, Inc.:

We consent to the incorporation by reference in registration statements Nos. 33-73556, 33-90572, 33-79940, 333-10999, 333-11001 and 333-11007 on Form S-8,
Registration Statement No. 33-80175 of The DII Group, Inc. on Form S-3 and Registration Statement No. 333-40481 of the DII Group, Inc. on Form S-4 of our report dated January 22, 1998, appearing in this Annual Report on Form 10-K of The DII Group, Inc. for the 52 weeks ended December 28, 1997.

                                            Deloitte & Touche LLP

Denver, Colorado
March 12, 1998